CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Equity Trust


We consent to:

* the use of our report dated October 31, 1997 for Evergreen Omega Fund (formerly Keystone Omega Fund) incorporated by reference herein;

* the use of our report dated October 31, 1997 for Evergreen Small Company Growth Fund (formerly Keystone Small Company Growth Fund (S-4)) incorporated by reference herein;

* the use of our report dated October 31, 1997 for Evergreen Strategic Growth Fund (formerly Keystone Strategic Growth Fund (K-2)) incorporated by reference herein; and

* the references to our firm under the caption "Financial Highlights" in the prospectuses.


                                        /s/ KPMG Peat Marwick LLp
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
January 30, 1997